UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 3)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2010
VIASYSTEMS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15755 (Commission File Number)	75-2668620 (IRS Employer Identification No.)

101 South Hanley Road St. Louis, Missouri (Address of Principal Executive Offices)	63105 (Zip Code)
(314) 727-2087
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     On February 16, 2010, Viasystems Group, Inc. (“Viasystems”) acquired Merix Corporation (“Merix”) pursuant to a merger of Maple Acquisition Corp., a wholly-owned subsidiary of Viasystems, with and into Merix (the “Merix Acquisition”). This Current Report on Form 8-K/A amends and supplements Item 9.01 of the Current Report on Form 8-K filed by Viasystems on February 17, 2010, as amended on February 22, 2010 and March 18, 2010, to present certain additional pro forma financial information related to the Merix Acquisition.
Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
     The unaudited pro forma condensed combined statement of operations of Merix and Viasystems for the year ended December 31, 2010, is filed as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated herein by reference. This pro forma financial information is presented for informational purposes only and does not purport to represent what Viasystems’ results of operations or financial position would have been had the transactions reflected occurred on the dates indicated or to project Viasystems’ financial position as of any future date or Viasystems’ results of operations for any future period.
(d) Exhibits.

Exhibit
Number	Description of Exhibit

99.1	The unaudited pro forma condensed combined statement of operations of Merix and Viasystems for the year ended December 31, 2010 (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYSTEMS GROUP, INC.
Date: March 7, 2011	By:	/s/ Gerald G. Sax
		Name:	Gerald G. Sax
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	The unaudited pro forma condensed combined statement of operations of Merix and Viasystems for the year ended December 31, 2010 (filed herewith).